EXHIBIT 99.1

NEWS RELEASE
For more information, contact:
David L. Urban
david.urban@flagstar.com
(248) 312-5970

Flagstar Announces Pricing of $250 Million Senior Notes

TROY, Mich., June 29, 2016 - Flagstar Bancorp, Inc. (NYSE: FBC) announced today the pricing of its previously announced offering of $250 million in aggregate principal amount of its 6.125% Senior Notes due 2021 (the "Senior Notes"). The offering is expected to close on July 11, 2016, subject to customary closing conditions.

Flagstar intends to use the net proceeds from the offering, together with available cash, to fund the redemption of all of its Fixed Rate Cumulative Perpetual Preferred Stock, Series C, originally issued to the U.S. Department of the Treasury as part of the Capital Purchase Program established under the Troubled Asset Relief Program ("TARP") plus accrued and unpaid dividends, to fund payment of deferred interest on its trust preferred securities, and for general corporate purposes.

The Senior Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements. The Senior Notes are being offered only to "qualified institutional buyers" under Rule 144A, to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act and to a limited number of institutional accredited investors within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $13.7 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, the largest bank headquartered in Michigan, provides commercial, small business, and consumer banking services through 99 branches in the state. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as through 26 retail locations in 19 states. Flagstar is a leading national originator and servicer of mortgage loans, handling payments and recordkeeping for nearly $70 billion of home loans for over 340,000 borrowers. For more information, please visit flagstar.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, believe, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov).

Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws.